UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

October 11, 2024

Date of Report (Date of earliest event reported)

ICC Holdings, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-681903	81-3359409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

225 20th Street, Rock Island, Illinois	61201
(Address of principal executive offices)	(Zip Code)

(309) 793-1700

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange on which registered
Symbol(s)
Common Stock, par value $0.01 per share	ICCH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 11, 2024, ICC Holdings, Inc. (the “Company”) entered into Amendment to Merger Agreement (the “Amendment”), which amends the Agreement and Plan of Merger, dated as of June 8, 2024 (the “Original Merger Agreement” and, as amended by the Amendment, the “Merger Agreement”), by and among Mutual Capital Holdings, Inc., Mutual Capital Merger Sub, Inc. and the Company. The Amendment (i) clarifies the voting threshold required for approval of the merger and (ii) extends the “Outside Date” (as defined in the Merger Agreement) from October 8, 2024 to December 31, 2024.

The foregoing description of the Original Merger Agreement and the Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 2.1 and 2.2 and are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2024, the Company entered into a second amendment (the “Second SERP Amendment”) to the Deferred Compensation Agreement, dated as of January 1, 2021 (the “Original SERP”), among the Company, Illinois Casualty Company, a wholly-owned subsidiary of the Company (“Illinois Casualty”), and Arron K. Sutherland, as amended by the Amendment to Deferred Compensation Agreement, dated as of June 8, 2024 (the “First SERP Amendment” and together with the SERP and the Second SERP Amendment, the “SERP”), that provides, among other things, that (i) in the event of separation of Mr. Sutherland’s service by the Company without cause (as defined in the SERP) before his 62nd birthday, Illinois Casualty will be required to pay Mr. Sutherland monthly installments of $16,666.67 for a continuous period of 120 months beginning after Mr. Sutherland attains the age of 62, (ii) except as described in clause (i), if Mr. Sutherland’s voluntary separation from service with the Company occurs before he attains the age of 62, Illinois Casualty will be required to pay Mr. Sutherland the following amounts: (A) in the event of Mr. Sutherland’s voluntary separation of service occurs prior to November 20, 2027, Illinois Casualty will be required to pay Mr. Sutherland monthly installments of $8,333.33 for a continuous period of 120 months beginning after Mr. Sutherland attains the age of 62, (B) if Mr. Sutherland’s voluntary separation of service occurs after November 20, 2027 but prior to September 20, 2030, such monthly installment payment will increase to $12,500, and (C) if Mr. Sutherland’s voluntary separation of service occurs after September 20, 2030, such monthly installment payment will increase to $16,666.67, and (iii) in the event of separation of Mr. Sutherland’s service with cause, Mr. Sutherland will receive no benefits, whether accrued or otherwise, under the SERP.  The benefits set forth in clauses (ii) through (iii) are consistent with what was contained in the Original SERP.

The foregoing description of the Original SERP, the First SERP Amendment and the Second SERP Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements (or forms thereof), copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

2.1	Agreement and Plan of Merger, dated as of June 8, 2024, among Mutual Capital Holdings, Inc., Mutual Capital Merger Sub, Inc., and ICC Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 10, 2024).*
2.2	Amendment to Merger Agreement, dated as October 11, 2024, among Mutual Capital Holdings, Inc., Mutual Capital Merger Sub, Inc. and ICC Holdings, Inc.
10.1

Deferred Compensation Agreement, dated as of January 1, 2021, among ICC Holdings, Inc., Illinois Casualty Company, and Arron K. Sutherland (incorporated by reference to 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 14, 2021).

10.2	Amendment to Deferred Compensation Agreement, dated as of June 8, 2024, among ICC Holdings, Inc., Illinois Casualty Company, and Arron K. Sutherland (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 10, 2024).
10.3	Form of Second Amendment to Deferred Compensation Agreement, dated as of October 16, 2024, among ICC Holdings, Inc., Illinois Casualty Company, and Arron K. Sutherland.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*  The Company has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(a)(5) of Regulation S-K.  The Company will furnish a copy of any omitted schedule or similar attachment to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICC HOLDINGS, INC.

Dated: October 16, 2024

	By:	/s/Arron K. Sutherland
Arron K. Sutherland
President, Chief Executive Officer and Director